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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We hereby consent to the use in this Amendment Number One to the Registration Statement Number 333-56811 of Camelot Music Holdings, Inc. on Form S-1 of our report dated August 21, 1997 (February 28, 1998 as to Note 1) relating to the financial statements of The Wall Music, Inc. for the year ended June 1, 1997 appearing in the Prospectus which is a part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP

Atlanta, Georgia
August 11, 1998

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